Filed pursuant to Rule 433(d)
Registration Statement No. 333-127352

Newcastle Mortgage Securities Trust 2006-1

$1,416,452,000 (Approximate)

Offered Notes

Financial Asset Securities Corp.

Depositor

Centex Home Equity Company, LLC

Originator and Servicer

Newcastle Investment Corp.

Sponsor

Lead Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Sean Curran	(203) 618-2426

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Sudhir Sharma	(212) 438-3047

Moody’s
Sang Shin	(212) 553-4976

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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Preliminary Term Sheet Date Prepared: March 31, 2006

$1,416,452,000 (Approximate)

Offered Notes

Newcastle Mortgage Securities Trust 2006-1

Class(1,3,4)	Principal Amount ($)	WAL (Years) Call/Mat (2)	Payment Window (Mths) Call/Mat(3)	Expected Rating (Moody’s/S&P)	Assumed Final Payment Date	Note Type
A-1	688,307,000	0.99/0.99	1-22/1-22	Aaa /AAA	March 2036	Fltg Rate Senior
A-2	113,959,000	2.00/2.00	22-27/22-27	Aaa /AAA	March 2036	Fltg Rate Senior
A-3	261,902,000	3.49/3.49	27-72/27-72	Aaa /AAA	March 2036	Fltg Rate Senior
A-4	116,334,000	6.83/8.91	72-84/72-193	Aaa /AAA	March 2036	Fltg Rate Senior
M-1	51,098,000	4.96/5.49	46-84/46-162	Aa1/AA+	March 2036	Fltg Rate Subordinate
M-2	47,340,000	4.85/5.36	43-84/43-156	Aa2 /AA+	March 2036	Fltg Rate Subordinate
M-3	29,306,000	4.78/5.28	42-84/42-149	Aa3/AA	March 2036	Fltg Rate Subordinate
M-4	24,046,000	4.75/5.23	41-84/41-144	A1/AA	March 2036	Fltg Rate Subordinate
M-5	23,294,000	4.72/5.19	40-84/40-139	A2 /AA-	March 2036	Fltg Rate Subordinate
M-6	21,792,000	4.70/5.14	40-84/40-134	A3/A+	March 2036	Fltg Rate Subordinate
M-7	21,040,000	4.68/5.08	39-84/39-128	Baa1/A	March 2036	Fltg Rate Subordinate
M-8	18,034,000	4.67/5.04	38-84/38-121	Baa2 /A-	March 2036	Fltg Rate Subordinate
M-9	15,029,000	Not Offered Hereby		Baa3/BBB+	March 2036	Fltg Rate Subordinate
M-10	15,029,000			NR/BBB	March 2036	Fltg Rate Subordinate
M-11	7,514,000			NR/BBB-	March 2036	Fltg Rate Subordinate
Total:	1,454,024,000

(1)	Each class of Notes is backed by the cash flows from the Mortgage Loans. The note balance of each class of Offered Notes (as defined herein) is subject to a 5% variance.
(2)	See “Pricing Prepayment Speed” herein.
(3)	The Notes are priced to the Clean-up Call Date. The margins on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are equal to 1.5x the original margins after the Clean-Up Call Date.
(4)	See “Available Funds Rate” herein.

Depositor:	Financial Asset Securities Corp.

Originator and Servicer:	Centex Home Equity Company, LLC (“Centex”).

Sponsor:	Newcastle Investment Corp.

Seller:	NIC WL LLC, a wholly-owned subsidiary of the Sponsor.

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Indenture Trustee:	JPMorgan Chase Bank.

Swap Provider:	TBD.

Notes:

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are referred to herein as the “Senior Notes.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are collectively referred to herein as the “Subordinate Notes.” The Senior Notes and the Subordinate Notes (other than the Class M-9, Class M-10 and Class M-11 Notes) are collectively referred to herein as the “Offered Notes.” The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Notes.”

Federal Tax Status:	It is anticipated that the Notes will be characterized as debt instruments for tax purposes.

Registration:	The Offered Notes will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	On or about March 1, 2006.

Expected Pricing Date:	On or about April [4], 2006.

Expected Closing Date:	On or about April 6, 2006.

Expected Settlement Date:	On or about April 6, 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in April 2006.

Accrued Interest:	The price to be paid by investors for the Offered Notes will not include accrued interest (settling flat).

Interest Accrual Period:

The interest accrual period for each Payment Date with respect to the Offered Notes will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

ERISA Eligibility:	Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Notes will be eligible for purchase by plans.

SMMEA Eligibility:	The Offered Notes are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	Approximately 0.50% per annum on the aggregate principal balance of the Mortgage Loans on the first day of the related due period.

Optional Redemption:

The terms of the transaction allow for the Notes to be redeemed and/or retired once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Clean-Up Call:

The terms of the transaction allow for a redemption of the Notes (the “Clean-Up Call Date”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Notes will be priced based on the following collateral prepayment assumptions:

	FRM Loans:	100% PPC	(100% PPC: 4.6% - 23% CPR over 12 months, 23% CPR thereafter)
	ARM Loans:	100% PPC (100% PPC: 2% - 30% CPR over 12 months, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter)

Provided, however, the prepayment rate will not exceed 90% CPR in any period under any scenario.

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $1,502,867,687. The “Mortgage Loans” will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate Mortgage Loans.

Approximately 0.40% of the Mortgage Loans were 30 or more days delinquent as of the Cut-off Date.

Note Rate:	The “Note Rate” on each Class of Notes will be equal to the least of (i) One Month LIBOR plus the margins for such class, (ii) [11.50]% per annum and (iii) the Available Funds Rate.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate and (ii) the indenture trustee fee rate.

Available Funds Rate:

The “Available Funds Rate” for any Payment Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Payment Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period multiplied by a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate note balance of the Notes immediately prior to such Payment Date.

Basis Risk Shortfall Amount:

If on any Payment Date the Note Rate for any Class of Notes is limited by the Available Funds Rate, the “Basis Risk Shortfall Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class (without regard to the Available Funds Rate) over (b) the amount of interest actually accrued on such Class based on the Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;

2) Swap Agreement;

3) The Overcollateralization Amount; and,

4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Payment Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Payments.”

Swap Agreement:

On the Closing Date, the Trust will enter into a Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [4.985]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Payment Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Indenture and amounts on deposit in the Swap Account will be paid in accordance with the terms set forth in the Indenture. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Payment Date and on any subsequent Payment Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the Trust (assuming no Swap Termination Payment is made) is paid through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to payments to Noteholders.

Overcollateralization
Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate note balance of the Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 6.50% of the aggregate principal balance of the Mortgage Loans for the related Payment Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Payment Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Payment Date.

Stepdown Date:	The earlier to occur of
(i)	the Payment Date on which the principal balance of the Senior Notes has been reduced to zero; and
(ii)	the later to occur of
(x) the Payment Date occurring in April 2009 and
(y) the first Payment Date on which the Credit Enhancement Percentage is greater than or equal to 42.90%.

Credit Enhancement
Percentage:

The “Credit Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Payment Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [37.30]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Payment Date are greater than:

Payment Date	Percentage
April 2008 – March 2009	[1.45]% for April 2008, plus 1/12 of [1.80]% thereafter
April 2009 – March 2010	[3.25]% for April 2009, plus 1/12 of [1.95]% thereafter
April 2010 – March 2011	[5.20]% for April 2010, plus 1/12 of [1.50]% thereafter
April 2011 – March 2012	[6.70]% for April 2011, plus 1/12 of [0.90]% thereafter
April 2012 and thereafter	[7.60]%

Expected Credit Support

Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Notes	21.45%	42.90%
Class M-1	18.05%	36.10%
Class M-2	14.90%	29.80%
Class M-3	12.95%	25.90%
Class M-4	11.35%	22.70%
Class M-5	9.80%	19.60%
Class M-6	8.35%	16.70%
Class M-7	6.95%	13.90%
Class M-8	5.75%	11.50%
Class M-9	4.75%	9.50%
Class M-10	3.75%	7.50%
Class M-11	3.25%	6.50%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Notes, then to the Class M-10 Notes, then to the Class M-9 Notes, then to the Class M-8 Notes, then to the Class M-7 Notes, then to the Class M-6 Notes, then to the Class M-5 Notes, then to the Class M-4 Notes, then to the Class M-3 Notes, then to the Class M-2 Notes and then to the Class M-1 Notes.

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Priority of Payments:	Available funds from the Mortgage Loans will be distributed as follows:

1)

Interest funds, as follows: first to pay servicing fees and indenture trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Notes, fourth, monthly interest to the Class M-1 Notes, fifth, monthly interest to the Class M-2 Notes, sixth, monthly interest to the Class M-3 Notes, seventh, monthly interest to the Class M-4 Notes, eighth, monthly interest to the Class M-5 Notes, ninth, monthly interest to the Class M-6 Notes, tenth, monthly interest to the Class M-7 Notes, eleventh, monthly interest to the Class M-8 Notes, twelfth, monthly interest to the Class M-9 Notes, thirteenth, monthly interest to the Class M-10 Notes, and fourteenth, monthly interest to the Class M-11 Notes.

2)

Principal funds, as follows: monthly principal to the Senior Notes, as described under "Principal Paydown", then monthly principal to the Class M-1 Notes as described under "Principal Paydown", then monthly principal to the Class M-2 Notes as described under "Principal Paydown", then monthly principal to the Class M-3 Notes as described under "Principal Paydown", then monthly principal to the Class M-4 Notes as described under "Principal Paydown", then monthly principal to the Class M-5 Notes as described under "Principal Paydown", then monthly principal to the Class M-6 Notes as described under "Principal Paydown", then monthly principal to the Class M-7 Notes as described under "Principal Paydown", then monthly principal to the Class M-8 Notes as described under "Principal Paydown", then monthly principal to the Class M-9 Notes as described under "Principal Paydown", then monthly principal to the Class M-10 Notes as described under "Principal Paydown", then monthly principal to the Class M-11 Notes as described under "Principal Paydown".

3)

Excess Cashflow as follows: as principal to the Notes to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Notes, then any unpaid applied Realized Loss amount to the Class M-1 Notes, then any previously unpaid interest to the Class M-2 Notes, then any unpaid applied Realized Loss amount to the Class M-2 Notes, then any previously unpaid interest to the Class M-3 Notes, then any unpaid applied Realized Loss amount to the Class M-3 Notes, then any previously unpaid interest to the Class M-4 Notes, then any unpaid applied Realized Loss amount to the Class M-4 Notes, then any previously unpaid interest to the Class M-5 Notes, then any unpaid applied Realized Loss amount to the Class M-5 Notes, then any previously unpaid interest to the Class M-6 Notes, then any unpaid applied Realized Loss amount to the Class M-6 Notes, then any previously unpaid interest to the Class M-7 Notes, then any unpaid applied Realized Loss amount to the Class M-7 Notes, then any previously unpaid interest to the Class M-8 Notes, then any unpaid applied Realized Loss amount to the Class M-8 Notes, then any previously unpaid interest to the Class M-9 Notes, then any unpaid applied Realized Loss amount to the Class M-9 Notes, then any previously unpaid interest to the Class M-10 Notes, then any unpaid applied Realized Loss amount to the Class M-10 Notes, then any previously unpaid interest to the Class M-11 Notes, then any unpaid applied Realized Loss amount to the Class M-11 Notes.

4)

Any remaining Excess Cashflow to be paid to the Class A Notes, pro-rata and then to the Subordinate Notes sequentially, to the extent of any unpaid Basis Risk Shortfall Amount payable to the Notes, before taking into account payments received by the trust from the Swap Agreement.

5)	Any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement.
6)	Any remaining Excess Cashflow to the holders of the Owner Trust Certificates as described in the Indenture.

Principal Paydown:

Principal distributed to the Senior Notes will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, to each such class of Notes until the Note principal balance of each such class has been reduced to zero.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Notes, provided, however if the Senior Notes have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Notes, ii) the Class M-2 Notes, iii) the Class M-3 Notes, iv) the Class M-4 Notes, v) the Class M-5 Notes, vi) the Class M-6 Notes, vii) the Class M-7 Notes, viii) the Class M-8 Notes, ix) the Class M-9 Notes, x) the Class M-10 Notes and xi) the Class M-11 Notes.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Notes will be entitled to receive payments of principal in the following order of priority: first to the Senior Notes, such that the Senior Notes will have at least 42.90% credit enhancement, second to the Class M-1 Notes, such that the Class M-1 Notes will have at least 36.10% credit enhancement, third to the Class M-2 Notes such that the Class M-2 Notes will have at least 29.80% credit enhancement, fourth to the Class M-3 Notes such that the Class M-3 Notes will have at least 25.90% credit enhancement, fifth to the Class M-4 Notes such that the Class M-4 Notes will have at least 22.70% credit enhancement, sixth to the Class M-5 Notes such that the Class M-5 Notes will have at least 19.60% credit enhancement, seventh to the Class M-6 Notes such that the Class M-6 Notes will have at least 16.70% credit enhancement, eighth to the Class M-7 Notes such that the Class M-7 Notes will have at least 13.90% credit enhancement, ninth to the Class M-8 Notes such that the Class M-8 Notes will have at least 11.50% credit enhancement, tenth to the Class M-9 Notes such that the Class M-9 Notes will have at least 9.50% credit enhancement, eleventh to the Class M-10 Notes such that the Class M-10 Notes will have at least 7.50% credit enhancement and tenth to the Class M-11 Notes such that the Class M-11 Notes will have at least 6.50% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Payment Date will include:
(i)	the net swap payments owed to the Swap Provider for such Payment Date,
(ii)	any net swap payments received from the Swap Provider for such Payment Date,

On each Payment Date, following the payment of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Payment Date;
(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;
(iii)	to the Senior Notes, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Payment Date;
(iv)	to the Subordinate Notes, sequentially, any unpaid interest, including any accrued unpaid interest from prior Payment Dates;
(v)

to the Senior Notes and the Subordinate Notes, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Notes, sequentially, any remaining Allocated Realized Loss Amounts;
(vii)

an amount equal to any unpaid remaining Basis Risk Shortfall Amounts with respect to the Senior and Subordinate Notes to such Notes first, pro rata, to the Senior Notes based on the remaining Basis Risk Shortfall Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,502,867,687	$1,430	$1,464,704
Average Scheduled Principal Balance	$133,328
Number of Mortgage Loans	11,272

Weighted Average Gross Coupon	7.577%	4.350%	18.000%
Weighted Average FICO Score	612	436	821
Weighted Average Combined Original LTV	81.02%	5.88%	114.53%

Weighted Average Original Term	352 months	60 months	360 months
Weighted Average Stated Remaining Term	345 months	11 months	360 months
Weighted Average Seasoning	7 months	0 months	98 months

Weighted Average Gross Margin	4.567%	1.020%	9.300%
Weighted Average Minimum Interest Rate	7.122%	4.350%	11.990%
Weighted Average Maximum Interest Rate	14.093%	9.550%	18.990%
Weighted Average Initial Rate Cap	2.921%	1.000%	10.600%
Weighted Average Subsequent Rate Cap	1.484%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	58 months

Maturity Date		Feb 1 2007	Feb 15 2036
Maximum Zip Code Concentration	0.61%	92563

ARM	65.74%	First Lien	91.82%
Fixed Rate	34.26%	Second Lien	8.18%

2/28 6 MO LIBOR	29.28%	Full Documentation	78.16%
2/28 6 MO LIBOR IO	17.44%	Limited Documentation	3.15%
2/28 ARM 40/30 BALLOON	2.52%	No Income Verification	18.69%
3/27 6 MO LIBOR	8.30%
3/27 6 MO LIBOR IO	6.95%	Cash Out Refinance	65.13%
3/27 ARM 40/30 BALLOON	0.72%	Purchase	21.05%
3/27 ARM IO 40/30 BALLOON	0.01%	Rate/Term Refinance	13.82%
5/25 6 MO LIBOR	0.39%
5/25 ARM IO	0.01%	Condominium	4.42%
6 MO LIBOR	0.13%	Manufactured Housing	2.05%
Fixed Rate	30.47%	PUD	15.01%
Fixed Rate Balloon	1.66%	Single Family	76.74%
Fixed Rate IO	2.12%	Townhouse	1.38%
		Two-Four Family	0.40%
Interest Only	26.53%
Not Interest Only	73.47%	Investor	0.33%
		Primary	99.47%
Prepay Penalty: N/A	40.29%	Second Home	0.20%
Prepay Penalty: 12 months	4.12%
Prepay Penalty: 24 months	10.97%	Top 5 States:
Prepay Penalty: 36 months	42.84%	California	28.29%
Prepay Penalty: 60 months	1.79%	Florida	11.92%
		Texas	7.30%
		Arizona	5.40%
		Virginia	4.45%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	2,731	89,060,844.66	5.93%	10.953	281	75.55	595
50,000.01 - 100,000.00	2,877	209,513,733.87	13.94%	8.905	330	77.73	595
100,000.01 - 150,000.00	2,040	252,163,014.58	16.78%	7.739	347	81.31	603
150,000.01 - 200,000.00	1,248	216,394,857.72	14.40%	7.371	353	80.87	608
200,000.01 - 250,000.00	884	197,010,287.31	13.11%	6.988	354	80.89	613
250,000.01 - 300,000.00	493	135,165,099.35	8.99%	6.844	354	81.55	618
300,000.01 - 350,000.00	341	110,359,770.19	7.34%	6.773	355	82.47	624
350,000.01 - 400,000.00	246	92,041,713.11	6.12%	6.701	354	84.64	634
400,000.01 - 450,000.00	169	71,785,796.29	4.78%	6.640	356	86.56	637
450,000.01 - 500,000.00	122	58,245,878.45	3.88%	6.684	356	83.85	634
500,000.01 - 550,000.00	56	29,543,435.79	1.97%	6.565	356	80.57	615
550,000.01 - 600,000.00	36	20,606,627.92	1.37%	6.570	356	83.16	630
600,000.01 - 650,000.00	15	9,331,437.28	0.62%	6.645	356	82.79	628
650,000.01 - 700,000.00	3	2,003,914.73	0.13%	6.826	355	84.51	645
700,000.01 - 750,000.00	1	711,818.90	0.05%	6.350	356	100.00	778
750,000.01 - 800,000.00	6	4,718,687.92	0.31%	6.384	356	78.65	618
850,000.01 - 900,000.00	2	1,748,612.21	0.12%	6.120	356	82.74	624
950,000.01 - 1,000,000.00	1	997,452.71	0.07%	6.850	357	78.43	568
1,000,000.01+	1	1,464,704.28	0.10%	7.250	358	61.13	547
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	2	441,750.32	0.03%	4.350	355	65.56	633
4.500 - 4.999	7	1,397,790.53	0.09%	4.811	351	68.77	651
5.000 - 5.499	96	20,745,246.88	1.38%	5.336	349	74.77	654
5.500 - 5.999	591	138,238,805.36	9.20%	5.816	355	79.64	647
6.000 - 6.499	1,285	293,056,678.03	19.50%	6.276	355	80.13	636
6.500 - 6.999	1,585	312,291,396.97	20.78%	6.768	352	83.33	631
7.000 - 7.499	895	159,813,099.81	10.63%	7.249	353	83.82	612
7.500 - 7.999	1,009	153,272,601.33	10.20%	7.743	352	81.05	587
8.000 - 8.499	555	68,963,680.94	4.59%	8.248	345	80.28	580
8.500 - 8.999	808	89,150,891.34	5.93%	8.760	341	80.20	579
9.000 - 9.499	543	49,738,173.15	3.31%	9.232	342	80.98	576
9.500 - 9.999	871	66,132,601.08	4.40%	9.752	326	79.81	579
10.000 -10.499	444	27,232,468.94	1.81%	10.233	320	79.28	588
10.500 -10.999	655	39,307,830.88	2.62%	10.751	312	78.27	578
11.000 -11.499	376	20,833,484.98	1.39%	11.224	317	78.21	568
11.500 -11.999	521	26,065,086.58	1.73%	11.758	297	78.56	572
12.000 -12.499	237	9,904,803.38	0.66%	12.224	290	78.46	572
12.500 -12.999	337	12,286,862.30	0.82%	12.759	280	79.98	567
13.000 -13.499	138	5,565,181.66	0.37%	13.246	277	78.77	554
13.500 -13.999	154	4,468,834.09	0.30%	13.732	249	78.00	563
14.000 -14.499	87	2,076,595.32	0.14%	14.220	223	74.18	552
14.500 -14.999	62	1,583,516.32	0.11%	14.742	224	75.05	537
15.000 -15.499	8	145,223.90	0.01%	15.147	260	69.18	536
15.500 -15.999	2	41,876.45	0.00%	15.752	297	81.77	615
16.000 -16.499	1	74,255.57	0.00%	16.150	290	85.00	519
16.500 -16.999	2	37,521.31	0.00%	16.638	295	66.87	552
18.000 -18.499	1	1,429.85	0.00%	18.000	59	35.84	621
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	103	5,159,884.72	0.34%	11.461	282	79.56	482
500-524	616	56,964,195.88	3.79%	9.726	338	75.01	512
525-549	1,395	154,073,954.80	10.25%	8.867	345	79.57	537
550-574	1,474	169,630,164.57	11.29%	8.359	343	78.80	563
575-599	1,960	257,205,701.75	17.11%	7.640	347	79.79	588
600-624	1,746	244,356,526.62	16.26%	7.224	346	80.14	612
625-649	1,658	250,052,284.84	16.64%	7.032	348	82.48	637
650-674	1,161	182,741,320.80	12.16%	6.869	347	83.47	661
675-699	606	101,625,797.32	6.76%	6.831	346	84.80	686
700+	516	80,065,161.25	5.33%	6.732	345	84.59	733
None	37	992,694.72	0.07%	12.999	211	74.81	0
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	610	51,192,114.48	3.41%	7.778	331	39.30	605
50.00- 54.99	262	27,856,031.86	1.85%	7.617	336	52.34	606
55.00- 59.99	342	36,761,330.74	2.45%	7.557	337	57.56	600
60.00- 64.99	521	63,517,205.98	4.23%	7.545	340	62.23	604
65.00- 69.99	661	83,488,863.87	5.56%	7.344	342	67.35	608
70.00- 74.99	809	96,336,781.16	6.41%	7.656	342	72.06	604
75.00- 79.99	1,192	154,436,487.35	10.28%	7.689	343	77.03	607
80.00	1,400	213,610,522.14	14.21%	7.256	346	80.00	623
80.01- 84.99	1,076	141,046,455.47	9.39%	7.809	348	82.09	603
85.00- 89.99	1,304	171,616,369.76	11.42%	7.972	346	86.33	597
90.00- 94.99	1,332	209,032,491.22	13.91%	7.853	349	90.80	590
95.00- 99.99	258	33,029,374.87	2.20%	8.137	341	96.49	628
100.00	1,481	217,427,270.42	14.47%	7.014	352	100.00	653
100.01+	24	3,516,387.95	0.23%	7.630	347	103.45	619
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	13	461,447.67	0.03%	8.424	56	41.70	638
72	3	43,214.79	0.00%	10.184	62	61.72	616
84	8	84,817.20	0.01%	10.396	53	68.91	641
96	7	168,689.24	0.01%	9.318	91	63.02	597
120	214	5,869,875.09	0.39%	10.379	95	66.20	604
132	2	90,633.51	0.01%	8.315	100	59.75	629
144	9	663,698.42	0.04%	8.478	121	70.39	636
150	1	21,720.85	0.00%	8.990	148	66.06	503
156	3	170,554.70	0.01%	9.271	153	77.54	590
180	766	37,510,165.01	2.50%	9.818	153	75.07	608
181	1	77,226.49	0.01%	9.500	179	79.00	581
182	1	29,811.20	0.00%	4.990	181	85.49	532
183	1	49,526.75	0.00%	10.000	179	66.67	574
192	2	169,202.38	0.01%	9.419	172	73.10	581
204	1	24,376.19	0.00%	9.950	198	48.45	617
210	1	41,638.88	0.00%	6.150	208	59.29	630
228	1	158,346.45	0.01%	7.250	225	57.19	586
240	455	24,943,386.58	1.66%	9.593	219	73.94	605
276	1	71,383.96	0.00%	6.700	273	54.34	648
288	1	84,189.32	0.01%	7.100	284	84.65	730
300	48	2,910,427.98	0.19%	8.753	288	72.59	603
324	1	59,909.15	0.00%	8.830	322	80.00	573
336	1	68,683.92	0.00%	6.850	330	84.27	671
360	9,731	1,429,094,761.54	95.09%	7.467	354	81.40	612
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	149	2,575,775.19	0.17%	11.350	56	61.59	612
61-120	493	18,556,857.37	1.23%	10.888	116	76.05	599
121-180	558	31,069,155.05	2.07%	9.450	175	74.03	609
181-240	299	18,810,174.20	1.25%	8.903	235	72.12	612
241-300	776	46,661,091.88	3.10%	10.861	297	82.90	593
301-360	8,997	1,385,194,633.58	92.17%	7.355	356	81.33	613
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	421	37,114,937.43	2.47%	7.983	332	71.84	608
20.01 -25.00	540	50,616,847.17	3.37%	7.907	332	73.66	605
25.01 -30.00	913	108,047,091.18	7.19%	7.659	343	76.50	606
30.01 -35.00	1,459	184,343,497.76	12.27%	7.517	344	78.97	612
35.01 -40.00	1,960	267,876,714.41	17.82%	7.545	346	80.87	615
40.01 -45.00	2,479	338,060,586.86	22.49%	7.552	345	82.13	615
45.01 -50.00	2,557	375,422,897.46	24.98%	7.591	348	83.40	610
50.01 -55.00	856	128,501,287.47	8.55%	7.527	350	84.29	610
55.01 -60.00	59	8,842,514.57	0.59%	7.014	352	81.04	625
60.01+	26	3,863,324.15	0.26%	5.975	352	64.00	639
None	2	177,988.81	0.01%	7.084	355	39.53	546
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	5,108	988,057,148.68	65.74%	7.123	356	83.00	610
Fixed Rate	6,164	514,810,538.59	34.26%	8.448	325	77.21	615
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	2,654	440,007,429.59	29.28%	7.554	356	79.77	588
2/28 6 MO LIBOR IO	920	262,090,743.77	17.44%	6.554	356	87.57	643
2/28 ARM 40/30 BALLOON	138	37,835,344.28	2.52%	6.898	358	80.84	619
3/27 6 MO LIBOR	832	124,757,840.34	8.30%	7.385	356	82.91	589
3/27 6 MO LIBOR IO	477	104,440,729.16	6.95%	6.596	356	86.40	643
3/27 ARM 40/30 BALLOON	44	10,869,568.30	0.72%	6.732	358	84.16	622
3/27 ARM IO 40/30 BALLOON	1	146,400.00	0.01%	7.875	358	77.87	600
5/25 6 MO LIBOR	29	5,867,144.29	0.39%	5.875	356	76.14	636
5/25 ARM IO	1	102,115.37	0.01%	5.990	357	100.00	665
6 MO LIBOR	12	1,939,833.58	0.13%	8.264	338	78.07	590
Fixed Rate	5,778	457,932,976.06	30.47%	8.571	327	76.49	612
Fixed Rate Balloon	261	24,942,898.89	1.66%	8.561	252	83.17	622
Fixed Rate IO	125	31,934,663.64	2.12%	6.595	354	82.94	650
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	1,524	398,714,651.94	26.53%	6.569	356	86.89	644
Not Interest Only	9,748	1,104,153,035.33	73.47%	7.941	342	78.90	601
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	5,378	605,520,093.07	40.29%	8.078	341	80.86	608
Prepay Penalty: 12 months	299	61,855,644.76	4.12%	7.036	352	84.48	636
Prepay Penalty: 24 months	840	164,826,597.83	10.97%	6.909	354	83.46	619
Prepay Penalty: 36 months	4,271	643,822,552.75	42.84%	7.200	351	80.10	612
Prepay Penalty: 60 months	484	26,842,798.86	1.79%	10.676	240	83.54	595
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	8,724	1,379,894,473.30	91.82%	7.310	347	81.33	613
Second Lien	2,548	122,973,213.97	8.18%	10.572	322	77.45	601
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	9,525	1,174,615,363.86	78.16%	7.660	344	80.88	605
Limited Documentation	307	47,354,552.84	3.15%	7.820	341	77.39	626
No Income Verification	1,440	280,897,770.57	18.69%	7.188	351	82.20	640
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	7,955	978,770,386.10	65.13%	7.778	343	76.42	602
Purchase	1,991	316,337,004.67	21.05%	7.110	351	95.40	642
Rate/Term Refinance	1,326	207,760,296.50	13.82%	7.342	347	80.77	615
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	457	66,463,472.95	4.42%	7.171	352	83.74	632
Manufactured Housing	288	30,751,984.53	2.05%	7.954	342	76.72	633
PUD	1,355	225,573,364.89	15.01%	7.260	351	87.47	624
Single Family	8,978	1,153,359,781.78	76.74%	7.650	344	79.74	608
Townhouse	140	20,703,129.54	1.38%	7.546	350	81.41	607
Two-Four Family	54	6,015,953.58	0.40%	8.078	328	73.49	623
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	114	4,985,797.10	0.33%	11.298	299	70.62	624
Primary	11,116	1,494,852,876.80	99.47%	7.563	346	81.06	612
Second Home	42	3,029,013.37	0.20%	8.584	328	76.77	649
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	226,012.84	0.02%	9.750	357	90.49	586
Arizona	601	81,118,076.72	5.40%	7.512	352	80.97	610
Arkansas	63	2,946,061.56	0.20%	10.084	293	80.74	601
California	1,852	425,196,869.82	28.29%	6.823	353	79.29	628
Colorado	313	50,030,160.73	3.33%	6.876	353	86.57	627
Connecticut	158	28,097,555.66	1.87%	7.305	352	80.30	609
Delaware	34	5,085,247.10	0.34%	7.999	356	75.69	589
District of Columbia	1	46,527.32	0.00%	11.350	292	80.00	566
Florida	1,303	179,198,920.45	11.92%	7.271	349	79.18	610
Georgia	290	29,306,921.84	1.95%	8.854	338	84.89	595
Idaho	45	4,373,259.48	0.29%	8.090	345	77.10	597
Illinois	86	7,429,997.36	0.49%	8.951	313	86.46	588
Indiana	298	27,525,062.45	1.83%	8.079	345	85.57	587
Iowa	82	7,233,155.56	0.48%	8.374	342	86.69	594
Kansas	72	3,998,960.14	0.27%	10.114	263	81.51	600
Kentucky	145	11,448,314.07	0.76%	8.627	329	84.54	576
Louisiana	148	10,137,898.89	0.67%	8.923	305	83.44	598
Maine	41	3,404,419.57	0.23%	8.340	335	74.15	600
Maryland	265	39,498,816.06	2.63%	7.907	350	79.08	604
Massachusetts	114	19,539,517.86	1.30%	7.706	353	74.38	603
Michigan	299	29,766,951.01	1.98%	8.700	341	83.76	586
Minnesota	68	8,907,476.34	0.59%	7.910	346	84.78	607
Mississippi	68	2,790,198.75	0.19%	11.102	259	83.68	590
Missouri	176	14,358,472.96	0.96%	8.772	325	85.48	585
Montana	11	1,202,904.71	0.08%	7.780	351	81.42	609
Nebraska	37	2,278,410.39	0.15%	9.034	339	85.02	579
Nevada	177	33,468,621.71	2.23%	7.159	354	84.94	629
New Hampshire	39	5,318,666.10	0.35%	7.433	343	76.25	618
New Jersey	291	39,048,016.15	2.60%	8.350	347	74.68	599
New Mexico	83	8,808,458.15	0.59%	8.074	345	83.65	618
New York	200	21,483,690.01	1.43%	9.038	343	75.13	596
North Carolina	259	21,423,994.17	1.43%	8.831	328	83.56	594
North Dakota	4	260,016.15	0.02%	8.695	333	87.04	596
Ohio	355	33,818,595.46	2.25%	8.363	328	84.76	583
Oklahoma	115	7,108,046.64	0.47%	9.047	324	83.25	591
Oregon	108	15,218,614.61	1.01%	7.349	348	81.24	632
Pennsylvania	344	27,647,898.70	1.84%	8.617	325	78.83	587
Rhode Island	24	2,857,730.03	0.19%	8.165	346	74.04	605
South Carolina	140	11,776,992.86	0.78%	9.061	331	85.86	606
South Dakota	3	189,760.58	0.01%	8.080	344	80.95	573
Tennessee	165	15,162,691.14	1.01%	8.336	335	87.66	597
Texas	1,374	109,735,375.13	7.30%	8.307	323	83.23	606
Utah	72	9,447,520.47	0.63%	7.041	352	87.27	628
Vermont	21	2,560,929.63	0.17%	8.616	332	71.88	593
Virginia	412	66,883,681.26	4.45%	7.423	351	79.32	610
Washington	373	62,422,036.30	4.15%	7.098	352	85.86	626
West Virginia	48	4,186,540.40	0.28%	8.461	338	79.40	589
Wisconsin	86	8,158,982.71	0.54%	8.834	342	81.17	581
Wyoming	8	734,659.27	0.05%	7.497	349	81.71	591
Total	11,272	1,502,867,687.27	100.00%	7.577	345	81.02	612

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	1	275,000.00	0.03%	5.750	356	48.67	693
1.500 - 1.999	3	669,433.33	0.07%	6.187	356	78.39	656
2.000 - 2.499	34	6,931,229.83	0.70%	5.853	356	78.59	642
2.500 - 2.999	81	20,290,895.66	2.05%	5.686	356	82.77	656
3.000 - 3.499	534	133,648,022.31	13.53%	5.981	356	81.14	643
3.500 - 3.999	832	195,665,201.63	19.80%	6.332	356	82.20	633
4.000 - 4.499	916	203,528,688.70	20.60%	6.790	356	84.84	623
4.500 - 4.999	729	140,688,333.82	14.24%	7.260	356	85.22	608
5.000 - 5.499	541	93,112,608.60	9.42%	7.729	355	83.53	581
5.500 - 5.999	423	62,394,940.44	6.31%	8.210	355	82.63	571
6.000 - 6.499	311	42,534,637.09	4.30%	8.616	355	81.90	560
6.500 - 6.999	273	35,884,775.29	3.63%	9.032	355	81.94	558
7.000 - 7.499	193	25,107,360.37	2.54%	9.311	356	78.89	562
7.500 - 7.999	111	12,390,921.28	1.25%	9.955	356	80.08	546
8.000 - 8.499	82	9,744,941.45	0.99%	10.264	356	80.78	544
8.500 - 8.999	40	4,860,456.98	0.49%	10.553	355	80.90	539
9.000 - 9.499	4	329,701.90	0.03%	11.370	354	72.24	542
Total	5,108	988,057,148.68	100.00%	7.123	356	83.00	610

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	2	441,750.32	0.04%	4.350	355	65.56	633
4.500 - 4.999	6	1,367,979.33	0.14%	4.807	355	68.40	653
5.000 - 5.499	59	14,655,034.42	1.48%	5.382	355	82.15	656
5.500 - 5.999	413	105,793,521.08	10.71%	5.796	355	81.52	645
6.000 - 6.499	944	225,005,877.76	22.77%	6.279	356	80.81	633
6.500 - 6.999	984	217,161,101.19	21.98%	6.764	356	85.85	626
7.000 - 7.499	665	128,119,999.22	12.97%	7.257	356	85.12	610
7.500 - 7.999	675	115,408,968.47	11.68%	7.735	356	82.72	582
8.000 - 8.499	313	47,229,297.77	4.78%	8.242	356	82.53	569
8.500 - 8.999	407	56,266,076.85	5.69%	8.755	356	82.72	562
9.000 - 9.499	215	28,087,359.22	2.84%	9.221	356	83.67	552
9.500 - 9.999	222	27,360,525.00	2.77%	9.737	355	81.12	544
10.000 -10.499	76	8,071,831.29	0.82%	10.236	353	79.21	551
10.500 -10.999	81	7,714,847.67	0.78%	10.737	356	75.66	543
11.000 -11.499	32	4,233,181.35	0.43%	11.178	353	80.01	532
11.500 -11.999	14	1,139,797.74	0.12%	11.746	306	83.89	558
Total	5,108	988,057,148.68	100.00%	7.123	356	83.00	610

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	88,000.00	0.01%	8.050	353	80.00	584
10.000 -10.499	2	441,750.32	0.04%	4.350	355	65.56	633
10.500 -10.999	6	904,426.85	0.09%	5.085	354	51.39	630
11.000 -11.499	3	807,398.70	0.08%	5.112	355	79.44	646
11.500 -11.999	19	5,069,420.39	0.51%	5.686	354	76.78	639
12.000 -12.499	70	16,906,027.82	1.71%	5.556	355	80.40	651
12.500 -12.999	425	107,883,973.40	10.92%	5.855	355	81.42	643
13.000 -13.499	951	224,919,690.10	22.76%	6.293	356	80.87	633
13.500 -13.999	969	213,894,634.94	21.65%	6.780	356	86.02	626
14.000 -14.499	650	125,898,550.56	12.74%	7.263	356	85.18	610
14.500 -14.999	666	113,346,535.64	11.47%	7.746	356	83.09	582
15.000 -15.499	314	47,456,357.42	4.80%	8.256	356	82.77	569
15.500 -15.999	405	55,860,279.03	5.65%	8.780	356	82.54	562
16.000 -16.499	214	27,776,303.85	2.81%	9.238	356	83.33	551
16.500 -16.999	214	26,115,498.75	2.64%	9.732	355	81.21	545
17.000 -17.499	72	7,600,474.15	0.77%	10.237	353	79.82	551
17.500 -17.999	82	7,812,564.68	0.79%	10.747	355	75.78	542
18.000 -18.499	32	4,233,181.35	0.43%	11.178	353	80.01	532
18.500 -18.999	13	1,042,080.73	0.11%	11.759	307	83.78	564
Total	5,108	988,057,148.68	100.00%	7.123	356	83.00	610

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	9	630,497.61	0.06%	10.429	304	75.36	583
1.410	1	104,773.54	0.01%	8.490	351	89.89	558
1.500	176	26,795,503.28	2.71%	8.436	356	79.94	591
2.000	236	38,641,345.31	3.91%	7.658	352	79.16	590
2.100	1	95,255.16	0.01%	8.800	356	95.00	591
2.500	1	93,451.94	0.01%	10.250	290	74.36	579
2.950	1	89,836.94	0.01%	8.550	355	90.00	536
2.995	1	256,000.00	0.03%	6.875	354	80.00	595
3.000	4,678	920,774,094.75	93.19%	7.060	356	83.26	612
3.090	1	114,709.92	0.01%	6.900	356	58.38	565
7.000	1	159,200.00	0.02%	6.850	354	80.00	624
8.750	1	196,757.19	0.02%	6.750	356	71.64	559
10.60	1	105,723.04	0.01%	7.600	358	88.17	602
Total	5,108	988,057,148.68	100.00%	7.123	356	83.00	610

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	280	39,701,617.42	4.02%	8.201	351	80.28	573
1.500	4,783	939,987,326.37	95.13%	7.086	356	83.18	612
2.000	44	8,218,394.90	0.83%	6.208	355	76.93	633
3.000	1	149,809.99	0.02%	8.300	357	18.28	606
Total	5,108	988,057,148.68	100.00%	7.123	356	83.00	610

Newcastle Mortgage Securities Trust 2006-1

$1,416,452,000 (Approximate)

Offered Notes

Financial Asset Securities Corp.

Depositor

Centex Home Equity Company, LLC

Originator and Servicer

Newcastle Investment Corp.

Sponsor

Lead Underwriter

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Net WAC Rate for the Offered Notes

Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)
1	04/25/06	11.17	11.17	45	12/25/09	10.87	15.51
2	05/25/06	7.07	21.49	46	01/25/10	10.51	15.18
3	06/25/06	6.84	21.37	47	02/25/10	10.51	15.20
4	07/25/06	7.07	21.42	48	03/25/10	11.62	16.15
5	08/25/06	6.84	21.32	49	04/25/10	10.49	15.18
6	09/25/06	6.84	21.29	50	05/25/10	10.83	15.47
7	10/25/06	7.07	21.33	51	06/25/10	10.61	15.26
8	11/25/06	6.84	21.21	52	07/25/10	10.95	15.59
9	12/25/06	7.07	21.26	53	08/25/10	10.59	15.27
10	01/25/07	6.85	21.13	54	09/25/10	10.58	15.26
11	02/25/07	6.85	21.05	55	10/25/10	10.93	15.53
12	03/25/07	7.59	21.22	56	11/25/10	10.57	15.19
13	04/25/07	6.85	20.89	57	12/25/10	10.92	15.50
14	05/25/07	7.09	20.91	58	01/25/11	10.56	15.19
15	06/25/07	6.86	20.77	59	02/25/11	10.55	15.17
16	07/25/07	7.09	20.80	60	03/25/11	11.67	16.11
17	08/25/07	6.86	20.67	61	04/25/11	10.53	15.15
18	09/25/07	6.87	20.63	62	05/25/11	10.87	15.44
19	10/25/07	7.10	20.68	63	06/25/11	10.51	15.13
20	11/25/07	6.91	19.80	64	07/25/11	10.85	15.42
21	12/25/07	8.42	15.52	65	08/25/11	10.49	15.08
22	01/25/08	8.18	15.43	66	09/25/11	10.48	15.10
23	02/25/08	8.21	15.54	67	10/25/11	10.82	15.39
24	03/25/08	8.77	16.02	68	11/25/11	10.47	10.47
25	04/25/08	8.19	15.69	69	12/25/11	10.81	10.81
26	05/25/08	8.48	15.86	70	01/25/12	10.45	10.45
27	06/25/08	8.78	16.20	71	02/25/12	10.44	10.44
28	07/25/08	9.09	16.39	72	03/25/12	11.15	11.15
29	08/25/08	8.81	16.15	73	04/25/12	10.42	10.42
30	09/25/08	8.81	16.12	74	05/25/12	10.76	10.76
31	10/25/08	9.10	16.29	75	06/25/12	10.41	10.41
32	11/25/08	8.83	15.53	76	07/25/12	10.74	10.74
33	12/25/08	10.06	14.45	77	08/25/12	10.39	10.39
34	01/25/09	9.76	14.08	78	09/25/12	10.38	10.38
35	02/25/09	9.78	13.99	79	10/25/12	10.71	10.71
36	03/25/09	10.82	14.79	80	11/25/12	10.36	10.36
37	04/25/09	9.77	14.34	81	12/25/12	10.70	10.70
38	05/25/09	10.10	14.80	82	01/25/13	10.35	10.35
39	06/25/09	10.35	15.09	83	02/25/13	10.34	10.34
40	07/25/09	10.71	15.37	84	03/25/13	11.43	11.43
41	08/25/09	10.36	15.07
42	09/25/09	10.36	15.05
43	10/25/09	10.69	15.33
44	11/25/09	10.35	15.03
(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to Clean-Up Call Date.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement.
(3)	Assumes no losses.

Weighted Average Life Tables

Class A-1 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.81	1.25	0.99	0.82	0.69
MDUR (yr)	1.67	1.18	0.94	0.78	0.66
First Prin Pay	1	1	1	1	1
Last Prin Pay	47	30	22	19	16

Class A-1 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.81	1.25	0.99	0.82	0.69
MDUR (yr)	1.67	1.18	0.94	0.78	0.66
First Prin Pay	1	1	1	1	1
Last Prin Pay	47	30	22	19	16

Class A-2 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	4.40	2.81	2.00	1.68	1.47
MDUR (yr)	3.86	2.56	1.86	1.57	1.39
First Prin Pay	47	30	22	19	16
Last Prin Pay	62	40	27	22	19

Class A-2 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	4.40	2.81	2.00	1.68	1.47
MDUR (yr)	3.86	2.56	1.86	1.57	1.39
First Prin Pay	47	30	22	19	16
Last Prin Pay	62	40	27	22	19

Weighted Average Life Tables

Class A-3 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.07	5.34	3.49	2.17	1.79
MDUR (yr)	6.41	4.54	3.10	2.01	1.67
First Prin Pay	62	40	27	22	19
Last Prin Pay	147	99	72	33	25

Class A-3 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.07	5.34	3.49	2.17	1.79
MDUR (yr)	6.41	4.54	3.10	2.01	1.67
First Prin Pay	62	40	27	22	19
Last Prin Pay	147	99	72	33	25

Class A-4 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	13.73	9.30	6.83	4.32	2.37
MDUR (yr)	9.62	7.22	5.63	3.76	2.18
First Prin Pay	147	99	72	33	25
Last Prin Pay	168	114	84	64	33

Class A-4 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	17.15	12.01	8.91	5.96	2.37
MDUR (yr)	10.98	8.62	6.88	4.86	2.18
First Prin Pay	147	99	72	33	25
Last Prin Pay	320	252	193	152	33

Weighted Average Life Tables

Class M-1 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.16	4.96	5.18	3.86
MDUR (yr)	6.96	5.04	4.24	4.43	3.41
First Prin Pay	53	38	46	58	33
Last Prin Pay	168	114	84	64	51

Class M-1 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	10.11	6.85	5.49	5.69	6.43
MDUR (yr)	7.32	5.40	4.56	4.78	5.23
First Prin Pay	53	38	46	58	33
Last Prin Pay	290	215	162	127	123

Class M-2 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.16	4.85	4.67	4.22
MDUR (yr)	6.96	5.03	4.14	4.04	3.69
First Prin Pay	53	38	43	51	51
Last Prin Pay	168	114	84	64	51

Class M-2 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	10.09	6.83	5.36	5.09	5.36
MDUR (yr)	7.31	5.39	4.46	4.32	4.55
First Prin Pay	53	38	43	51	55
Last Prin Pay	283	208	156	122	98

Weighted Average Life Tables

Class M-3 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.78	4.39	4.21
MDUR (yr)	6.95	5.03	4.09	3.82	3.68
First Prin Pay	53	37	42	48	50
Last Prin Pay	168	114	84	64	51

Class M-3 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	10.07	6.81	5.28	4.80	4.63
MDUR (yr)	7.29	5.37	4.39	4.10	4.00
First Prin Pay	53	37	42	48	50
Last Prin Pay	274	199	149	117	93

Class M-4 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.75	4.25	4.01
MDUR (yr)	6.91	5.01	4.05	3.70	3.52
First Prin Pay	53	37	41	46	46
Last Prin Pay	168	114	84	64	51

Class M-4 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	10.04	6.79	5.23	4.65	4.32
MDUR (yr)	7.24	5.34	4.34	3.97	3.74
First Prin Pay	53	37	41	46	46
Last Prin Pay	267	192	144	112	90

Weighted Average Life Tables

Class M-5 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.72	4.15	3.82
MDUR (yr)	6.90	5.00	4.02	3.62	3.36
First Prin Pay	53	37	40	44	43
Last Prin Pay	168	114	84	64	51

Class M-5 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	10.02	6.76	5.19	4.53	4.12
MDUR (yr)	7.22	5.32	4.31	3.87	3.58
First Prin Pay	53	37	40	44	43
Last Prin Pay	260	186	139	109	87

Class M-6 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.70	4.08	3.67
MDUR (yr)	6.86	4.98	3.99	3.55	3.24
First Prin Pay	53	37	40	42	41
Last Prin Pay	168	114	84	64	51

Class M-6 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.98	6.73	5.14	4.43	3.95
MDUR (yr)	7.17	5.29	4.26	3.79	3.44
First Prin Pay	53	37	40	42	41
Last Prin Pay	252	179	134	104	83

Weighted Average Life Tables

Class M-7 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.68	4.01	3.56
MDUR (yr)	6.64	4.86	3.90	3.44	3.10
First Prin Pay	53	37	39	41	40
Last Prin Pay	168	114	84	64	51

Class M-7 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.93	6.69	5.08	4.34	3.82
MDUR (yr)	6.91	5.13	4.14	3.66	3.29
First Prin Pay	53	37	39	41	40
Last Prin Pay	243	172	128	100	79

Class M-8 To Clean-Up Call Date
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.22	6.15	4.67	3.96	3.47
MDUR (yr)	6.58	4.83	3.87	3.38	3.02
First Prin Pay	53	37	38	40	38
Last Prin Pay	168	114	84	64	51

Class M-8 To Maturity
Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.87	6.64	5.04	4.26	3.70
MDUR (yr)	6.81	5.07	4.09	3.58	3.18
First Prin Pay	53	37	38	40	38
Last Prin Pay	233	163	121	94	75

Swap Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	04/25/06	0	35	02/25/09	144,354,000
2	05/25/06	1,378,231,000	36	03/25/09	136,823,000
3	06/25/06	1,354,255,000	37	04/25/09	147,788,000
4	07/25/06	1,328,795,000	38	05/25/09	153,342,000
5	08/25/06	1,301,148,000	39	06/25/09	149,044,000
6	09/25/06	1,270,712,000	40	07/25/09	144,527,000
7	10/25/06	1,237,423,000	41	08/25/09	140,288,000
8	11/25/06	1,202,002,000	42	09/25/09	136,301,000
9	12/25/06	1,165,466,000	43	10/25/09	132,556,000
10	01/25/07	1,128,167,000	44	11/25/09	129,035,000
11	02/25/07	1,090,057,000	45	12/25/09	125,607,000
12	03/25/07	1,052,583,000	46	01/25/10	121,765,000
13	04/25/07	1,017,115,000	47	02/25/10	119,017,000
14	05/25/07	983,472,000	48	03/25/10	115,849,000
15	06/25/07	951,498,000	49	04/25/10	112,762,000
16	07/25/07	920,806,000	50	05/25/10	109,754,000
17	08/25/07	891,327,000	51	06/25/10	106,225,000
18	09/25/07	862,999,000	52	07/25/10	103,968,000
19	10/25/07	835,768,000	53	08/25/10	101,187,000
20	11/25/07	749,202,000	54	09/25/10	98,478,000
21	12/25/07	398,157,000	55	10/25/10	95,303,000
22	01/25/08	383,420,000	56	11/25/10	92,296,000
23	02/25/08	370,029,000	57	12/25/10	89,825,000
24	03/25/08	357,032,000	58	01/25/11	87,417,000
25	04/25/08	344,643,000	59	02/25/11	85,071,000
26	05/25/08	332,817,000	60	03/25/11	82,302,000
27	06/25/08	321,511,000	61	04/25/11	80,561,000
28	07/25/08	310,691,000	62	05/25/11	78,396,000
29	08/25/08	300,262,000	63	06/25/11	76,288,000
30	09/25/08	290,214,000	64	07/25/11	74,234,000
31	10/25/08	280,261,000	65	08/25/11	71,867,000
32	11/25/08	250,925,000	66	09/25/11	70,286,000
33	12/25/08	161,178,000	67	10/25/11	68,389,000
34	01/25/09	152,463,000

EXCESS SPREAD (1,2)

Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	4.809	5.064	3.96	3.96	43	5.049	5.116	3.58	3.44
2	4.917	5.118	2.01	2.00	44	5.056	5.121	3.46	3.31
3	5.062	5.153	1.99	1.99	45	5.061	5.127	3.58	3.45
4	5.062	5.162	2.01	2.00	46	5.066	5.133	3.46	3.32
5	5.094	5.169	1.99	1.99	47	5.069	5.140	3.46	3.32
6	5.117	5.167	1.99	1.99	48	5.070	5.147	3.81	3.69
7	5.126	5.158	2.01	2.00	49	5.077	5.156	3.46	3.31
8	5.123	5.143	1.99	1.99	50	5.088	5.164	3.58	3.43
9	5.119	5.124	2.01	2.00	51	5.098	5.171	3.45	3.32
10	5.102	5.103	2.00	1.99	52	5.107	5.176	3.57	3.43
11	5.079	5.083	2.00	1.99	53	5.114	5.179	3.45	3.30
12	5.063	5.065	2.06	2.04	54	5.120	5.181	3.44	3.29
13	5.038	5.048	2.00	1.99	55	5.125	5.181	3.56	3.41
14	5.012	5.035	2.03	2.01	56	5.127	5.179	3.44	3.28
15	5.000	5.026	2.01	2.00	57	5.128	5.178	3.56	3.41
16	4.985	5.019	2.03	2.02	58	5.127	5.176	3.44	3.28
17	4.969	5.015	2.01	2.00	59	5.124	5.176	3.43	3.28
18	4.965	5.015	2.01	2.00	60	5.119	5.176	3.79	3.66
19	4.961	5.017	2.04	2.02	61	5.116	5.177	3.43	3.28
20	4.957	5.019	2.05	2.04	62	5.118	5.179	3.54	3.40
21	4.960	5.020	3.21	3.12	63	5.120	5.181	3.42	3.27
22	4.965	5.020	3.15	3.05	64	5.122	5.182	3.54	3.39
23	4.969	5.019	3.17	3.07	65	5.124	5.184	3.41	3.26
24	4.973	5.016	3.35	3.25	66	5.126	5.186	3.41	3.26
25	4.972	5.012	3.16	3.06	67	5.128	5.188	3.53	3.38
26	4.966	5.008	3.25	3.16	68	5.129	5.190	3.41	3.16
27	4.961	5.006	3.16	3.06	69	5.131	5.191	3.57	3.33
28	4.956	5.005	3.25	3.15	70	5.133	5.193	3.40	3.15
29	4.953	5.006	3.16	3.06	71	5.135	5.195	3.40	3.15
30	4.951	5.009	3.16	3.07	72	5.136	5.197	3.72	3.49
31	4.951	5.014	3.26	3.16	73	5.138	5.198	3.39	3.13
32	4.952	5.021	3.17	3.07	74	5.140	5.200	3.55	3.31
33	4.956	5.029	3.61	3.50	75	5.141	5.201	3.38	3.13
34	4.961	5.039	3.51	3.38	76	5.143	5.203	3.55	3.30
35	4.969	5.049	3.51	3.38	77	5.144	5.205	3.38	3.12
36	4.979	5.060	3.88	3.76	78	5.146	5.206	3.38	3.12
37	4.991	5.070	3.51	3.37	79	5.147	5.208	3.54	3.29
38	5.002	5.080	3.49	3.35	80	5.149	5.209	3.37	3.11
39	5.013	5.089	3.43	3.30	81	5.150	5.211	3.54	3.29
40	5.023	5.098	3.57	3.44	82	5.152	5.212	3.37	3.11
41	5.032	5.105	3.45	3.32	83	5.153	5.214	3.36	3.10
42	5.041	5.111	3.46	3.32	84	5.155	5.215	3.86	3.63
(1)	Assumes the pricing prepayment speed to Clean-Up Call Date.
(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee and Trustee Fee), less aggregate interest on the Notes divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

BREAKEVEN LOSSES

LOSS COVERAGE

Class	M-1	M-2	M-3	M-4
Rating (M/S)	Aa1/AA+	Aa2 /AA+	Aa3/AA	A1/AA

Loss Severity	30%	30%	30%	30%
Default	46.22 CDR	35.22 CDR	29.58 CDR	25.48 CDR
Collateral Loss	20.17%	17.51%	15.85%	14.49%

Loss Severity	40%	40%	40%	40%
Default	29.29 CDR	23.28 CDR	20.01 CDR	17.54 CDR
Collateral Loss	21.02%	18.24%	16.52%	15.09%

Loss Severity	50%	50%	50%	50%
Default	21.36 CDR	17.36 CDR	15.1 CDR	13.36 CDR
Collateral Loss	21.57%	18.73%	16.95%	15.48%

Class	M-5	M-6	M-7	M-8
Rating (M/ S)	A2 /AA-	A3/A+	Baa1/A	Baa2 /A-

Loss Severity	30%	30%	30%	30%
Default	21.9 CDR	18.8 CDR	15.96 CDR	13.71 CDR
Collateral Loss	13.15%	11.87%	10.59%	9.47%

Loss Severity	40%	40%	40%	40%
Default	15.31 CDR	13.32 CDR	11.45 CDR	9.93 CDR
Collateral Loss	13.70%	12.36%	11.01%	9.83%

Loss Severity	50%	50%	50%	50%
Default	11.77 CDR	10.31 CDR	8.92 CDR	7.78 CDR
Collateral Loss	14.05%	12.67%	11.27%	10.06%

Assumptions

12 Month Delay

Forward LIBOR

Delinquency Trigger Failing

Run to maturity

Defaults are in addition to prepayments

Run at pricing speed

"Break" is CDR which results in approximate first dollar of principal loss